UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

HASHICORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Team,

Rob sent this note that he asked me to pass along. He and I are both very excited and look forward to jointly speaking with you all very soon at our IBM + HashiCorp Townhall (date and time to be confirmed very soon).

Dave

————— Forwarded message ————-

From: Rob Thomas

Subject: Welcome to IBM, HashiCorp

Congratulations, Dave. Would you please share this welcome note on my behalf to HashiCorp employees?

Dear HashiCorp team,

Let me be among the first to welcome you to IBM. HashiCorp is an established leader in multi-cloud infrastructure automation, and I am excited to work closely with each of you. Upon close, IBM intends to increase R&D investment in HashiCorp, amplify the go-to-market reach, and accelerate the HashiCorp mission.

Enterprise clients are wrestling with an unprecedented expansion in infrastructure and applications across public and private clouds, as well as on-prem environments, and partnering with companies like HashiCorp to better manage the complexity.

Your impressive track record and cutting-edge capabilities will be a wonderful fit as a team in IBM Software. Combining IBM’s portfolio and expertise with HashiCorp’s capabilities and talent will create a comprehensive hybrid cloud platform designed for AI.

In addition, HashiCorp’s offerings help clients take a cloud-agnostic, and highly interoperable approach to multi-cloud management, and complement IBM and Red Hat’s commitment to industry collaboration, developer communities, and open-source hybrid cloud and AI innovation.

As part of IBM, HashiCorp technology will scale to a level never before possible: 175 countries, Fortune 500 enterprises, governments around the world, and a global ecosystem of distribution partners.

We expect the deal to be completed by the end of 2024, subject to regulatory approvals and customary closing conditions. We expect to form a transition team of HashiCorp and IBM members to ensure HashiCorp employees have a smooth and successful onboarding to IBM and that we successfully integrate IBM and HashiCorp technologies.

This acquisition presents unparalleled opportunities for the future, and we’re excited to get the journey started. I look forward to meeting you soon for a joint town hall where we will share more details.

You are joining IBM at a pivotal point in our history. From our investments in hybrid cloud and AI to the introduction of our watsonx AI and data platform, we’ve never been better positioned to deliver for our clients and partners. And together with HashiCorp that progress will only accelerate.

Congratulations and I look forward to working more together in the coming months.

Respectfully,

Rob Thomas, SVP, IBM

Software and Chief Commercial Officer

Additional Information and Where to Find It

HashiCorp, Inc. (“HashiCorp”), the members of HashiCorp’s board of directors and certain of HashiCorp’s executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of HashiCorp (the “Transaction”). HashiCorp plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction. David McJannet, Armon Dadgar, Susan St. Ledger, Todd Ford, David Henshall, Glenn Solomon and Sigal Zarmi, all of whom are members of HashiCorp’s board of directors, and Navam Welihinda, HashiCorp’s chief financial officer, are participants in HashiCorp’s solicitation. Information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Additional information about such participants is available under the captions “Board of Directors and Corporate Governance,” “Executive Officers” and “Security Ownership of Certain Beneficial Owners and Management” in HashiCorp’s definitive proxy statement in connection with its 2023 Annual Meeting of Stockholders (the “2023 Proxy Statement”), which was filed with the SEC on May 17, 2023 (and is available at

https://www.sec.gov/ix?doc=/Archives/edgar/data/1720671/000114036123025250/ny20008192x1_def14a.htm). To the extent that holdings of HashiCorp’s securities have changed since the amounts printed in the 2023 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC (which are available at https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001720671&type=&dateb=&owner=only&count=40&search_text=). Information regarding HashiCorp’s transactions with related persons is set forth under the caption “Related Person Transactions” in the 2023 Proxy Statement. Certain illustrative information regarding the payments to that may be owed, and the circumstances in which they may be owed, to HashiCorp’s named executive officers in a change of control of HashiCorp is set forth under the caption “Executive Compensation—Potential Payments upon Termination or Change in Control” in the 2023 Proxy Statement. With respect to Ms. St. Ledger, certain of such illustrative information is contained in the Current Report on Form 8-K filed with the SEC on June 7, 2023 (and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1720671/000162828023021270/hcp-20230607.htm).

Promptly after filing the definitive Transaction Proxy Statement with the SEC, HashiCorp will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT HASHICORP WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by HashiCorp with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of HashiCorp’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by HashiCorp with the SEC in connection with the Transaction will also be available, free of charge, at HashiCorp’s investor relations website (https://ir.hashicorp.com/), or by emailing HashiCorp’s investor relations department (ir@hashicorp.com).

Forward-Looking Statements

This communication may contain forward-looking statements that involve risks and uncertainties, including statements regarding (i) the Transaction; (ii) the expected timing of the closing of the Transaction; (iii) considerations taken into account in approving and entering into the Transaction; and (iv) expectations for HashiCorp following the closing of the Transaction. There can be no assurance that the Transaction will be consummated. Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, in addition to those identified above, include: (i) the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from HashiCorp’s stockholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained, on a timely basis or at all; (ii) the occurrence of any event, change or other circumstance that could give rise to a right to terminate the Transaction, including in circumstances requiring HashiCorp to pay a termination fee; (iii) possible disruption related to the Transaction to HashiCorp’s current plans, operations and business relationships, including through the loss of customers and employees; (iv) the amount of the costs, fees, expenses and other charges incurred by HashiCorp related to the Transaction; (v) the risk that HashiCorp’s stock price may fluctuate during the pendency of the Transaction and may decline if the Transaction is not completed; (vi) the diversion of HashiCorp management’s time and attention from ongoing business operations and opportunities; (vii) the response of competitors and other market participants to the Transaction; (viii) potential litigation relating to the Transaction; (ix) uncertainty as to timing of completion of the Transaction and the ability of each party to consummate the Transaction; and (x) other risks and uncertainties detailed in the periodic reports that HashiCorp files with the SEC, including HashiCorp’s Annual Report on Form 10-K. All forward-looking statements in this communication are based on information available to HashiCorp as of the date of this communication, and, except as required by law, HashiCorp does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.